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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ugly Duckling Corporation:


     We consent to the use of our report dated February 10, 1997 on the combined financial statements of Seminole Finance Corporation and Related Companies as of December 31, 1995 included in Pre-Effective Amendment No. 1 to the Form S-1 Registration Statement (No. 333-42973) of Ugly Duckling Corporation and the related Prospectus and to the reference to our firm under the heading "Experts" therein.


                                          /s/ Barton & Company, P.A.

St. Petersburg, Florida

February 4, 1998